Exhibit I

JOINT FILING STATEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned hereby consent and agree to the joint filing of Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Shares of Kandal M Venture Limited together with any or all amendments thereto, when and if required. The parties hereto further consent and agree to file this Joint Filing Statement pursuant to Rule13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

This Joint Filing Statement may be terminated by any of the undersigned upon written notice or such lesser period of notice as the undersigned may mutually agree.

Dated: August 13, 2026

JAK FMFC Opportunities I LLC

By:	/s/ Kerry Propper
Kerry Propper, a Managing Member of its Manager

ATW Master Fund V LP

By:	/s/ Kerry Propper
Kerry Propper, a Managing Member of the General Partner

ATW Partners Opportunities Management, LLC

By:	/s/ Kerry Propper
Kerry Propper, a Managing Member

Kerry Propper

By:	/s/ Kerry Propper
Individually

Antonio Ruiz-Gimenez

By:	/s/ Antonio Ruiz-Gimenez
Individually